EXHIBIT 99.1

ASP Isotopes Inc. Responds To Short Seller “Report”

Washington, D.C., December 13, 2024 (GLOBE NEWSWIRE) -- ASP Isotopes Inc. NASDAQ: ASPI (“ASP Isotopes” or the “Company”), an advanced materials company dedicated to the development of technology and processes for the production of isotopes for use in multiple industries, today issued the following statement in response to short seller Fuzzy Panda’s purported “report” published on November 26, 2024.

Executive Chairman and Chief Executive Officer, Paul Mann, stated: “Fuzzy Panda is known for these types of short attacks, which are designed to allow short sellers to profit from a declined stock price.  Tellingly, as the so-called “research report” states in its “disclaimer,” Fuzzy Panda and affiliates are short the Company’s stock and “therefore stand to realize significant gains in the event” the Company’s stock price declines, while also disclaiming that “the information it has relied upon” may be inaccurate.   The Company’s management believes this short seller’s report contains incomplete and inaccurate information, distortions of facts, flawed analyses, and misleading conclusions.  By way of one of many examples, Fuzzy Panda purports to summarize the Company’s “key technology,” but omits any mention of the Company’s aerodynamic separation process technology, which is currently deployed at the Company’s Silicon-28 and Carbon-14 enrichment facilities in Pretoria, South Africa.  In addition, we believe Fuzzy Panda’s criticisms of the Company’s laser-based quantum enrichment technology is based upon a comparison to outdated AVLIS technology from the 1990s, which we view to be, at best, misleading.  The Company announced recently that it had demonstrated proof of concept using quantum enrichment technology to enrich Ytterbium-176.  Once further refinement has been completed, the Company expects to supply enriched Ytterbium-176 to customers from a facility being commissioned in Pretoria, South Africa (anticipated during the course of 2025).  Following the signing of an agreement with NECSA (Nuclear Energy Corporation of South Africa) we plan to apply quantum enrichment technology to the enrichment of uranium at Pelindaba in Pretoria, South Africa.  We believe the Company’s significant progress in these and other respects is a more reliable indicator of the Company’s prospects than the “inferences and deductions” upon which Fuzzy Panda’s report is based.

ASP Isotopes is exploring its options in response to this attack while continuing to focus on our business, growing revenues and executing on our strategic plan.”

The Company provides this statement to address certain areas of confusion among investors and customers arising from the Fuzzy Panda report and does not purport to respond to all of Fuzzy Panda’s assertions.

The Company’s Quantum Enrichment Technology and ASP Technology

Fuzzy Panda states that “ASPI Tech is Failed 1990s Tech,” claiming “this is the key technology ASPI is hyping.”  In support, Fuzzy Panda asserts that the Company uses outdated AVLIS laser enrichment technology to enrich its isotopes.  The Company’s quantum enrichment technology is substantially different from AVLIS, a laser enrichment technique that has been experimented with over the past 40 years.  Key differences between the Company’s quantum enrichment technology and AVLIS include a more advanced spectroscopy, different lasers and more advanced beam shaping.  The Company is developing quantum enrichment technology to produce enriched Ytterbium-176 (“Yb-176”), Nickel-64, Lithium 6, Lithium-7 and Uranium-235 (“U-235”).  The construction of the Company’s first quantum enrichment facility was completed in August 2024, and the Company produced the first semi-finished material of enriched Yb-176 during the commissioning phase of the plant in October 2024.  The Company expects to be able to achieve a 99.75% enrichment for Yb-176 and offer highly enriched Yb-176 for commercial sale during 2025.

Appendix B of the Fuzzy Panda “report” includes some basic laser mathematics, suggesting that the lasers that the Company will be using in its quantum enrichment technology as applied to the enrichment of uranium are not powerful enough.  First, assuming the Company did intend to use this technology (AVLIS), the analysis in Appendix B is wrong because the excitation of an atom is driven by the difference in energies of a number of photons applied in series, not a single difference in energy. Second, the author of the report has incorrectly deduced that the lasers the Company is currently using for Ytterbium enrichment will also be used for uranium enrichment and will therefore not be capable of supplying enough power.  During quantum enrichment, different metals require different combinations of wavelengths, different photon energies, and different beam shapes.  Therefore, the laser system for each isotope will be different and specific for that isotope.  Wavelengths of light, the photon energies and the beam shaping characteristics for any isotope is highly confidential and proprietary. We believe that Fuzzy Panda’s analysis is based upon erroneous assumptions and, accordingly, results in false or misleading characterizations of the Company’s enrichment technology.

We believe Fuzzy Panda’s conclusions and characterizations of ASP Isotopes’ technology are also misleading by omission.  For example, the Company’s aerodynamic separation process technology (“ASP technology”) is designed to enable the production of isotopes used in several industries and is currently deployed in enrichment facilities in South Africa for Carbon-14 and Silicon-28.  Notably, the Company’s ASP technology is not even mentioned in the report.

Initiative to Commence Uranium Enrichment in South Africa

In October 2024, we entered into a term sheet with TerraPower, LLC related to the construction of a uranium enrichment facility capable of producing HALEU and the future supply of HALEU to TerraPower.  Fuzzy Panda claims that the term sheet “came at Zero Cost to TerraPower,” which is factually incorrect because ASP Isotopes has already invoiced TerraPower following the signing of the term sheet with TerraPower.  Fuzzy Panda describes the term sheet as “likely Non-Binding” as if that fact were hidden, when in reality the Company had previously publicly disclosed in its SEC filings that, with certain exceptions, “the term sheet is non-binding and there is no assurance that the parties will enter into definitive agreements.”

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The Company nonetheless believes the term sheet with TerraPower is valuable because it represents the first step towards a two-fold definitive agreement with TerraPower. The term sheet with TerraPower contemplates the parties entering into a definitive agreement, pursuant to which TerraPower would provide funding for the construction of a HALEU production facility.  In addition, the parties anticipate entering into a long-term supply agreement for HALEU expected to be produced at this facility, pursuant to which the customer would purchase all HALEU produced at the facility over a 10-year period after the expected completion of the facility in 2027.

The term sheet with TerraPower preceded the signing in November 2024 of a memorandum of understanding (“MOU”) with The South African Nuclear Energy Corporation (Necsa) to collaborate on the research, development and ultimately the commercial production of advanced nuclear fuels.  The proposed structure under discussion for the delivery of the objectives of the MOU contemplates the formation of a new entity in South Africa with a board of directors consisting of at least two representatives from ASPI and Necsa. Subject to the receipt of all required permits and licenses to begin enrichment of U-235 in South Africa, it is anticipated that the research, development and ultimate construction of a HALEU production facility will take place at Pelindaba in Pretoria, South Africa’s main nuclear research center and the home of the 20MW research nuclear reactor, SAFARI-1.

Finally, the Report states that, according to an unidentified “former” TerraPower executive, TerraPower rates ASPI “at the bottom in terms of quality.”  In TerraPower’s public announcement regarding the term sheet, a current TerraPower executive, Chris Levesque, TerraPower President and CEO, was quoted as saying “We are optimistic about ASP Isotopes enrichment capabilities and planned timeline to help ensure advanced nuclear energy can achieve its necessary role in meeting climate energy targets.”

Regulatory Approvals Required for Enrichment of Uranium

One of Fuzzy Panda’s headlines claims that ASP Isotopes lacks a license to enrich uranium from the U.S. Nuclear Regulatory Commission (NRC) and that the licensing process could take 10-15 years.  As described herein , the Company’s strategy involves the formation of a new entity in South Africa with The South African Nuclear Energy Corporation (Necsa) to undertake the research, development and ultimate construction of a HALEU production facility at Pelindaba in Pretoria, South Africa’s main nuclear research center.  Necsa is a state-owned company established by the Republic of South Africa Nuclear Energy Act in 1999 with a mandate to undertake and promote research and development in the field of nuclear energy and radiation sciences.   The NRC would not be the licensing authority for a uranium enrichment facility in South Africa.  Therefore, the Company would not need to apply for an NRC license in the United States for such a facility operated by a South African affiliate of the Company.  The South Africa nuclear regulatory licensing regime will apply to the Company’s uranium enrichment activities, and the Company will apply for all required permits and licenses to enrich U-235 in South Africa.

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Intellectual Property

Fuzzy Panda’s report criticizes the Company because it currently has no patents.  Enrichment is among the most sensitive nuclear technologies because it can produce weapons-grade materials.  To the extent the Company’s technology developed for the purposes of producing enriched isotopes for use in nuclear medicine or concentrating uranium in the isotope uranium-235 for use in nuclear energy can be applied to the creation or development of weapons-grade materials, then that technology would be highly controlled and subject to limitations on public disclosure or export.  Accordingly, patent protection in the United States for such sensitive nuclear technology developed in South Africa would be, in the view of the Company’s management, unusual, if even possible.

As noted in the Company’s SEC filings, the Company has relied exclusively on trade secrets and other intellectual property laws, non-disclosure agreements with our respective employees, consultants, vendors, potential customers and other relevant persons and other measures to protect our intellectual property, and intends to continue to rely on these and other means. While pursuing patents remains part of the Company’s intellectual property protection philosophy and strategy, the advisability of establishing provisional patent rights is continuously assessed on a case-by-case basis in respect of both conceptual aspects and the specific applications thereof.  Such assessments are made in consultation with regulatory bodies and with due consideration to the prospects of successfully obtaining patent protection in light of any disclosure constraints that are imposed by such bodies.  To date, the Company has not determined that patent protection is appropriate or viable in light of these considerations.

PET Labs Financial Track Record

Fuzzy Panda also incorrectly asserts that PET Labs has annual losses of ~$19.5 - 20 million a year.  PET Labs has generated positive EBITDA for the last several years.  Fuzzy Panda also incorrectly claims that at the time PET Labs was acquired by the Company (in 4Q 2023) the $2 million paid for the acquisition was likely made to a related party, which is incorrect.  At the time of the acquisition, the CEO and owner of PET Labs was not a related party.

The Company’s U.S. Offices

Fuzzy Panda criticizes that ASP Isotopes’ headquarters in the United States was once a virtual office and then a co-working space. ASP Isotopes has had since its inception a minimal physical presence in the United States because it has relied upon external consultants and professional advisors and currently permits remote work arrangements for a limited number of recent hires in the United States.  ASP Isotopes has not entered into any lease agreement for executive offices in the United States.

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The Company’s South African Enrichment Facilities

Fuzzy Panda states that the “primary location” of the Company’s South African subsidiaries is “1 Melrose Blvd- Unit 19, Johannesburg, South Africa,” but “ASP Isotopes’s SA subsidiaries were NOT actually there.”  The cited address is that of the Company’s South African subsidiaries utilized for correspondence, and of Jaltech Pty Ltd, which has been engaged by ASP Isotopes South Africa (Pty) Ltd to provide certain corporate advisory operations for the Company’s South African subsidiaries, including local accounting, tax and payroll services.  It is not the address of the Company’s core business operations.

The Company’s core business operations are located in South Africa (as specified below) where, as of November 30, 2024, there are approximately 126 employees, including 26 employees in Research and Development, 50 employees are in construction and manufacturing and 14 employees in general management.  The Company is currently in the process of commissioning three isotope enrichment facilities in South Africa.  The “multi-isotope” facility, located at 33 Eland Street, Koedoespoort Industrial, Pretoria, has its initial production run designated for enriched Silicon-28.  The facility located at Building 29, CSIR Campus, Meiring Naude Road, Brummeria, Pretoria is scheduled to enrich Carbon-14 for use in healthcare and agrochemicals.  The facility located at Building 46, CSIR Campus, Meiring Naude Road, Brummeria, Pretoria is scheduled to enrich Ytterbium-176, a critically important raw material for use in the production of radio-oncology therapies.  The Company has hosted a group of significant investors and several commercial partners at its facilities in South Africa as recently as November, 2024.

ASP Isotopes Inc. Stockholder Base

One of Fuzzy Panda’s headlines claims that ASP Isotopes has ties to “microcap fraudsters” who are “behind the scenes” or “hiding” in the capital structure.  The basic premise is that among the Company’s numerous pre-IPO investors are entities affiliated with family members of individuals who have been subject to SEC charges for violations of securities laws or entities formerly affiliated with such individuals.  None of the individuals named in the report or their family members has ever been an officer, director or employee of the Company.  The Company regards each of its pre-IPO investors who are not directors or executive officers as passive investors who do not, and have never had, any control or influence over management of the Company.  Barry Honig, John Stetson, Jonathan Honig and Titan Multi-Strategy Fund I, Ltd have no role in the management of the Company and Fuzzy Panda’s referencing securities enforcement matters concerning them glosses over that those matters did not involve ASP Isotopes.  As of December 11, 2024, the Company’s stockholder base is comprised of approximately 31% institutional and other reputable investors introduced to the Company by leading investment banks and placement agents.

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As previously stated in our press release dated December 2, 2024, we value transparency and open communication.  We look forward to hosting as many investors as possible at our Investor Access Event in South Africa from January 14-16, 2025.  Should you be interested in attending, please email Viktor Petkov at vpetkov@aspisotopes.com as soon as possible to complete the registration process.

ASP Isotopes remains focused on our business and growing revenues, and executing on our strategic plan.  We look forward to continuing to drive positive momentum in 2025.  The Company believes this short seller’s report is an attempt to profit from a deliberately false picture of our Company, and we encourage our stockholders, customers, counterparties and stakeholders to look past the factual errors, misrepresentations, mischaracterizations and misleading claims.

About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the nuclear medicine and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

There is a growing demand for isotopes such as Silicon-28 for enabling quantum computing; Molybdenum-100, Molybdenum-98, Zinc-68, Ytterbium-176, and Nickel-64 for new, emerging healthcare applications, as well as Chlorine-37, Lithium-6, Lithium-7 and Uranium-235 for green energy applications. The ASP Technology (Aerodynamic Separation Process) is ideal for enriching low and heavy atomic mass molecules. For more information, please visit www.aspisotopes.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might,” and words of a similar nature. Examples of forward-looking statements include, among others but are not limited to, statements relating to the Company’s ability to produce highly enriched Ytterbium-176 and commence supply of enriched Ytterbium-176 to customers, the formation of a new project company with Necsa and the outcome of the project contemplated by the MOU with Necsa, the outcome of the proposed transaction contemplated by the term sheet with TerraPower, the future of the Company’s initiative to commence enrichment of uranium in South Africa, and the future of the Company’s enrichment technologies as applied to uranium enrichment, statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results, financial condition, and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. Investors are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including the outcomes of various strategies and projects undertaken by the Company; the potential impact of laws or government regulations or policies in South Africa, the United Kingdom or elsewhere; our reliance on the efforts of third parties; our ability to complete the construction and commissioning of our enrichment plants or to commercialize isotopes using the ASP technology or the Quantum Enrichment Process; our ability to obtain regulatory approvals for the production and distribution of isotopes; the financial terms of any current and future commercial arrangements; our ability to complete certain transactions and realize anticipated benefits from acquisitions; contracts, dependence on our Intellectual Property (IP) rights, certain IP rights of third parties; the competitive nature of our industry; and the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any amendments thereto and in the company’s subsequent reports and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.  No information in this press release should be interpreted as an indication of future success, revenues, results of operation, or stock price. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043

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